STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated effective May ____, 1999, by and between UMPQUA HOLDINGS CORPORATION, an Oregon corporation ("Umpqua"); JAN JANSEN, DOUGLAS STRAND, JOHN YORK, PETER WILLIAMS AND ROBERT ATKINSON (collectively, the "Shareholders"); and STRAND, ATKINSON, WILLIAMS & YORK, INCORPORATED, an Oregon corporation (the "Company").


                              R E C I T A L S :

      A. The Shareholders are the owners of all of the issued and outstanding shares of capital stock of the Company (the "Shares").

      B. The Company is a licensed broker dealer selling investment securities and providing other financial services from offices located in Portland and Medford, Oregon and Kalama, Washington.

      C. All the parties desire to consummate a business combination transaction pursuant to which Umpqua will acquire all of the stock of the Company from the Shareholders, for the consideration and on the other terms set forth in this Agreement.

      The parties intending to be legally bound, agree as follows:

1.    DEFINITIONS

      As used herein, the following terms have the indicated meanings:

      "Adjusted Net Income" of the Company for any period means the combined Net Income of Company and SUI for the period, determined in accordance with GAAP, with the following adjustments:

(i) Any amortization of goodwill or other intangibles booked or other purchase accounting adjustments made as a result of the acquisition of the Company by Umpqua or the acquisition of SUI by the Company and any amortization thereof, shall be ignored (including related taxes, if any) in the calculation of Adjusted Net Income.

(ii) Net Income shall be increased by an amount equal to the after tax cost of the interest income that would have accrued at the Prime Rate on the amount of all funds paid by the Company to Umpqua or any affiliate of Umpqua during the period as a dividend, distribution or loan in excess of the Shareholders equity of the Company at Closing, from the date such payment was made to the end of the period or the date of its repayment.

(iii) Net income shall be decreased by an amount equal to after tax cost of the interest expenses that would have accrued at the Prime Rate on the amount of all funds provided by Umpqua or any affiliate of Umpqua to the Company during the period as a loan or capital contribution (except for the contribution of SUI pursuant to Section 7.12 of this Agreement), from the date of such loan or capital contribution to the date of repayment or the end of the period.

(iv) If Umpqua or an affiliate provides a service or product to the Company, or if the Company provides a service or product to Umpqua or an affiliate of Umpqua, the reasonable after tax costs of such services or product will be deducted from (or added to, as the case may be) the net income for that period. If federal or state regulations requires the charges in excess of those permitted by the preceding sentence, the Adjusted Net Income will ignore any such charge.

(v) For the period of time following Closing to December 31, 1999 only, Adjusted Net Income shall be determined without regard to the revenue and expenses attributable to the SUI offices and market territory.



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(vi)  Any payments to Shareholders pursuant to Section 7.9 will be ignored.

      It is the intent of the parties that, subject to the specific adjustments described above, the Adjusted Net Income of the Company for future periods will reflect the net income that the Company and SUI would have earned in such future periods had they been operated during those periods in the same manner that it was operated during 1998 with the present capital levels of the Company maintained at its December 31, 1998 level.

      "Balance Sheet Date" means December 31, 1998.

      "Change in Control" means (i) the sale of South Umpqua Bank or the Company to a party not controlled by Umpqua or (ii) the acquisition of 50% or more of the common stock of Umpqua by any person or any merger or other transaction which results in the Umpqua shareholders immediately prior to the transaction which, as a group own 100% of Umpqua, having less than 50% of the outstanding shares of the resulting corporation owning or controlling Umpqua immediately after the transaction.

      "Closing" shall refer to the consummation of the transaction contemplated under this Agreement in accordance with its terms. "Closing Date" shall refer to the actual date of Closing, which shall be within 5 business days following the satisfaction or waiver of all conditions to the obligations of the parties (other than those requiring action at Closing). Unless the parties mutually agree otherwise, the Closing Date shall be no later than July 31, 1999.

      "Contingent Payment Period" shall mean (i) the period of time following Closing to December 31, 1999, (ii) the calendar year 2000, (iii) the calendar year 2001 and (iv) the period of time from January 1, 2002 until the third anniversary of Closing (herein the "first", "second", "third", and "fourth" Contingent Payment Period).

      "Contingent Purchase Price" means an amount, not to exceed $1,000,000 in the aggregate, determined by the Adjusted Net Income of the Company over the three years following Closing and from the following table.

      For the First Contingent Payment Period:

          Average Monthly Adjusted                         Percentage of
          Net Income                                       Maximum Payment
          ----------------------------------------------------------------
          $26,667 or greater                                    100%
          between $24,000  and $26,667                           75%
          between $21,333 and $24,000                            50%
          less than $21,333                                       0%

      For the Second, Third and Fourth Contingent Payment Periods:

          Average Monthly Adjusted                         Percentage of
          Net Income                                       Maximum Payment
          ----------------------------------------------------------------
          $33,333 or greater                                    100%
          Between $30,000 and $33,333                            75%
          Between $26,667 and $30,000                            50%
          Less than $26,667                                       0%


      "GAAP" means the generally accepted accounting principles in the United States.

      "Initial Purchase Price" means $2,100,000.



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      "Maximum  Payment"  shall  mean  $27,778  for each  month  (or a prorata portion  for any  partial  month)  during the  applicable  Contingent  Payment
Period.

      "Net Income" means net income of the Company for the period determined in accordance with GAAP.

      "Prime Rate" means the prime rate of interest as reported by the Wall Street Journal.

      "SUI" means the broker/dealer operations of South Umpqua Financial Services, Inc., dba SouthUmpqua Investments, but not including securities held by such subsidiary for its own account.

      "Take-Over" means (i) the sale of South Umpqua Bank or the Company to a party not controlled by Umpqua, or (ii) the acquisition of 80% or more of the common stock of Umpqua by any person, or any merger or other transaction which results in the Umpqua shareholders immediately prior to the transaction which, as a group own 100% of Umpqua, having less than 20% of the outstanding shares of the resulting corporation owning or controlling Umpqua.

      "Target Adjusted Net Income" means the following monthly Adjusted Net Income for those months falling within the applicable periods:

            Year              Monthly Adjusted Net Income

            1999              $ 32,000

            2000              $ 46,000

            2001              $ 55,000

            2002              $ 65,000

            2003              $ 77,000

            2004              $ 91,000

            2005              $109,000

2.    SALE AND PURCHASE OF SHARES

     2.1 Shares and Shareholders. Schedule 2.1 sets forth the name, as it appears in the Company's corporate records, of each record owner of shares of the Company's capital stock, the number and class or series of the shares of capital stock held by each Shareholder, and the percentage of the Purchase Price each Shareholder is to receive.

     2.2 Sale of Shares. Subject to the terms and conditions set forth in this Agreement, on the Closing Date the Shareholders shall sell, transfer, convey, assign, and deliver to Umpqua and Umpqua shall purchase, acquire and accept from the Shareholders, all of the right, title and interest in and to the Shares, free and clear of all encumbrances, claims, liens or restrictions on transfer, except such restrictions as may be imposed by state or federal law upon the sale or transfer of unregistered securities. The obligation of Umpqua to purchase the Shares is subject to the Shareholders selling to Umpqua, in the aggregate, all of the Shares.

3.    PURCHASE PRICE

     3.1 Payment of Initial Purchase Price. Payment of the Initial Purchase Price shall be paid to the Shareholders in the amounts set forth in Schedule
2.1 in cash by wire transfer or cashier's check delivered at Closing in exchange for the Shares described in Section 2.2 above.

     3.2 Contingent Purchase Price. As soon as possible, and in any event within 90 days following each Contingent Payment Period, Umpqua shall prepare an income statement for the Company for that period and shall calculate the


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

Adjusted Net Income and resulting Contingent Purchase Price on the basis thereof. Umpqua shall deliver the financial statements and calculations to the Shareholders which will have 15 days after receipt of such financial statements and calculations to make any objections they may have to the Adjusted Net Income of the Company and the Contingent Purchase Price as calculated by Umpqua. If the Shareholders do not give notice of objections within that time period, the Adjusted Net Income and Contingent Purchase Price so calculated shall be final. If the Shareholders do give timely notice of their objections, and Umpqua and the Shareholders are unable to resolve the matter by agreement, either side may submit the matter to an independent accounting firm, other than KPMG, LLP (or other than Umpqua's then current independent accountants, as the case may be), mutually selected and paid for by the Shareholders and Umpqua. The decision of that accounting firm shall be binding on the parties.

     3.3 Payment of Contingent Purchase Price. The Contingent Purchase Price shall be paid to the Shareholders in the proportions set forth in Schedule 2.1 in cash by wire transfer instructions or by cashier's check within two business days after the Contingent Purchase Price for and Contingent Payment Period has been finally determined pursuant to Section 3.2.

4.    CLOSING

     4.1 Date, Time and Place of Closing. Subject to the terms and conditions set forth in this Agreement and the fulfillment of the conditions to the obligations of the parties under Sections 8 and 9, the Closing of this Agreement shall take place at law offices of Foster Pepper & Shefelman, Portland, Oregon at a date and time mutually agreed upon by Umpqua, the Shareholders and the Company and within 5 days following receipt of all required consents and other conditions of Closing. Notwithstanding any provision in this Agreement to the contrary, if the Closing has not occurred on or before July 31, 1999, either Umpqua or the Company, shall have the right to terminate this Agreement pursuant to Section 12 provided that the failure of the Closing to occur did not result from a breach of this Agreement by such notifying party.

     4.2 Documents to be Delivered at Closing by the Shareholders. At Closing, the Shareholders will deliver or cause the Company to deliver to Umpqua the following instruments and other documents, in each case in such form as Umpqua may reasonably request.

          4.2.1 The Shares, duly enclosed or with accompanying executed stock power;

          4.2.2 Consents from all parties from whom consent is required to be in order for the Company or the Shareholders to enter into the transactions contemplated by this Agreement and Umpqua to acquire ownership of the Company, including without limitation, the consent of any unrelated third party lessor to the transfer of the Shares to Umpqua;

          4.2.3 Executed closing certificates as set forth in Section 8.1; and

          4.2.4 Such other documents and instruments as Umpqua may reasonably require to effectuate or evidence the transfer of all of the Shares and control of the Company.

          4.2.5 Executed Broker  Retention  Agreements as set forth in Section
     8.4.

     4.3 Documents to be Delivered at Closing by Umpqua. At Closing, Umpqua will execute and deliver to the Shareholders the following instruments and other documents in each case, in such forms the Shareholders may reasonably request:

          4.3.1 A cashier's check or wire transfer deposit confirmation in the amounts as provided by Section 3.1;

          4.3.2 Executed closing certificates as set forth in Section 9.1; and


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

          4.3.3 Such other documents and instruments as the Shareholders may reasonably request in order to effectuate the transaction contemplated by this Agreement.

     4.4 Transfer Taxes. The Shareholders will pay any transfer taxes and excise taxes incurred by any party in connection with the transactions contemplated by this Agreement.

5.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     The Shareholders jointly and severally represent and warrant to Umpqua as follows:

     5.1 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors and the shareholders of the Company, and this Agreement has been duly executed and delivered by the Company and each Shareholder. The Company has all necessary corporate authority to execute and deliver this Agreement and to perform the Company's obligations hereunder. This Agreement is a valid and legally binding obligation of the Company and the Shareholders, enforceable against the Company and the Shareholders in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Shareholders have the complete and unrestricted right, power and authority to execute this Agreement and perform their covenants in accordance with this Agreement and will have at Closing good, absolute and marketable title to the Shares, free and clear of any liens, claims, encumbrances or restrictions of any kind.

     5.2 Incorporation and Good Standing. The Company is duly organized, validly existing and in good standing under the applicable laws of the state of its incorporation and has all necessary power and authority to own, lease and operate its properties and assets and to conduct its business as its business is now being conducted. The Company has delivered to Umpqua complete and accurate copies of the Company's articles of incorporation and bylaws, including all amendments thereto. The Company is qualified to do business and is in good standing in each state in which it transacts business. Except as disclosed in Schedule 5.2, the Company does not have any subsidiaries nor any direct or indirect equity interest in any corporation, partnership or other entity.

     5.3 Capitalization. The authorized capital stock of the Company consists of 1,000 shares of Common Stock, no par value, 500 shares of which are outstanding. The Shares constitute all of the issued and outstanding shares of capital stock of the Company. The Shares have been validly authorized and issued, are fully paid and non-assessable, and have not been issued in violation of any preemptive rights or of any federal or state securities law. On the date hereof, the Shares are owned beneficially and of record by the Shareholders as set forth on Schedule 2.1. There are and will be on the Closing Date no outstanding subscriptions, options, rights, warrants, convertible securities, buy-in or other agreements or commitments obligating the Company to issue any additional shares of its capital stock of any class or any other securities of any kind. Except as disclosed in Schedule 5.3, there are no agreements that relate to the voting, control or disposition of the Shares.

     5.4 No Conflicts. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof will violate, conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default or an event which, with notice or lapse of time or both, would constitute a default under, the articles of incorporation or bylaws of the Company, any contract, agreement, mortgage, deed of trust or other instrument or obligation to which either the Shareholders or the Company are parties or by which any of them is bound (assuming receipt of the consents and approvals disclosed in Schedule 5.5), or violate any provision of any applicable law or regulation or of any order, decree, writ or injunction of any court or governmental body, or result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever on any property or asset of the Company or on the Shares.



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

     5.5 Consents. Except as otherwise set forth in Schedule 5.5, no consent from, or other approval of, any governmental entity or agency or any other person or entity is necessary in connection with the execution, delivery or performance of this Agreement by the Company.

     5.6 Real Property Leases. Set forth in Schedule 5.6 is a complete and accurate copy of all real property leases pursuant to which the Company occupies its business (the "Business Real Property"). Each of the real estate leases are in full force and effect and constitute legal, valid and binding obligations of the parties thereto. The Company has performed in all material respects the covenants required to be performed by it under each of the real estate leases to which it is a party and has no knowledge of any material defaults under any of the leases to which it is a party.

     5.7 Tangible Personal Property. Schedule 5.7 sets forth a complete and accurate description of all equipment, furniture, fixtures and other tangible personal property owned by, in possession of, or used by the Company on December 31, 1998 in connection with its business and a complete and accurate description of all tangible personal property in which the Company has a leasehold interest, together with a complete and accurate description of each lease under which the Company holds such leasehold interests. Each of the leases is in full force and effect and constitutes a legal, valid and binding obligation of the parties thereto. The Company has performed in all material respects the covenants required to be performed by it under each of the leases to which it is a party and has no knowledge of any material defaults under any of the leases to which it is a party.

     5.8 Securities. The Company has delivered to Umpqua a schedule of all investment securities (Schedule 5.8) held for its own account of a recent date no more than 5 days prior to the date of this Agreement. The schedule identifies each such security and sets forth both its cost as reflected on the books of the Company and its market value as of the date reflected on the schedule.

     5.9 Licenses and Permits. Schedule 5.9 sets forth a complete and accurate description of all material permits, licenses, franchises, certificates and similar items and rights, owned or held by the Company
(hereinafter collectively referred to as the "Licenses and Permits"). The Licenses and Permits are adequate for the operation of the Company's business; are valid and in full force and effect, and no basis exists for a grantor of any such Licenses or Permits to terminate the same. No additional material permit, license, franchise, certificate or similar item or right is required by the Company for the operation of its business. Except as set forth on
Schedule 5.9, the Company's rights under the Licenses and Permits will not be impaired by the purchase of the shares by Umpqua.

     5.10 Intellectual Property. Schedule 5.10 sets forth a complete and accurate description of all intellectual property presently in use by the Company, which intellectual property includes (without limitation) patents, trademarks, trade names, service marks, copyrights, trade secrets, customer lists, inventions, formulas, methods, processes, advertising materials, Internet sites and any other proprietary information or property. Except as disclosed in Schedule 5.10, there are no outstanding licenses or consents to third parties granting the right to use any intellectual property owned by the Company. Except as disclosed in Schedule 5.10, the Company owns or has the right to use its intellectual property free and clear of any known claims and, to Shareholders knowledge, without any conflict with the rights of others and no royalties or fees are payable by the Company to any third party by reason of the use of any intellectual property by the Company. No additional intellectual property is required by the Company for the operation of its business.

     5.11 Title to Properties; Encumbrances. The Company has good and marketable title to (or, in the case of leased property, valid and subsisting leasehold interests in) all of its properties and assets, including (without limitation) the properties and assets that will be listed on Schedules 5.6,
5.7 and 5.6 except for properties and assets sold, consumed or otherwise disposed of by the Company in the ordinary course of its business. None of the Company's properties or assets are subject to any liens, mortgages, encumbrances, conditional sales agreements, security interests, claims or restrictions of any kind or character, except as disclosed in its Audited


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Financial  Statements  or  for  (i)   encumbrances  listed  on  Schedule 5.11,
(ii) liens for current taxes not yet due and payable, (iii) mechanics and materialmen's liens arising in the ordinary course of business and securing obligations that are not overdue and (iv) defects in title which do not materially and adversely affect, individually or in the aggregate, the properties or assets as a whole.

     5.12 Financial Statements. The Company has delivered its (i) audited financial statements as of and for each of the five years in the period ended December 31, 1998 together with the reports of KPMG Peat Marwick, LLP (and its predecessors) and (ii) unaudited interim financial statements as of and for the three month period ended March 31, 1999 (collectively the "Financial Statements"). The Audited Financial Statements were prepared in accordance with the GAAP and fairly reflect in all material respects the results of operations and financial condition of the Company for the periods and at the dates indicated.

     5.13 Indebtedness for Borrowed Money; Guaranties. The Company has delivered to Umpqua a complete and accurate copy of all instruments evidencing or relating to the Company's indebtedness for borrowed money at April 30, 1999. To Shareholder's knowledge, the Company is not in default or violation of any provision of any agreement evidencing or relating to its indebtedness for borrowed money. Schedule 5.13 sets forth as of April 30, 1999 a complete and accurate description of all guaranties by the Company of any obligation or liability of any person or entity, including (without limitation) any guaranties of installment sales contracts, leases or obligations under service contracts.

     5.14 Tax Matters. The Company has duly filed all federal, state and local tax returns required to be filed by it. All federal, state, local and foreign income, ad valorem, excise, sales, use, payroll, unemployment and other taxes and assessments that are due and payable by the Company have been properly computed, duly reported, fully paid, and discharged. The only unpaid taxes that require payment by the Company are current taxes not yet due and payable. All current taxes not yet due and payable by the Company have been properly accrued and are accurately reflected in the Company's balance sheet in the Financial Statements. The Company has not been delinquent in the payment of any tax, assessment or governmental charge, nor has any tax deficiency been proposed or assessed against it, nor has it executed any waiver of the statute of limitations on the assessment or collection of any tax.

     5.15 Transactions Since Balance Sheet Date. Since the Balance Sheet Date, except as anticipated by this Agreement or set forth on Schedule 5.15,
(i) the Company has not incurred any material debts, liabilities or obligations except current liabilities in the ordinary course of business; discharged or satisfied any material liens or encumbrances, or paid any material debts, liabilities or obligations, except in the ordinary course of business; mortgaged, pledged or otherwise subjected to any lien or other encumbrance any of its properties or assets; canceled any material debt or claim; sold or transferred any properties or assets except sales from inventory in the ordinary course of business; nor entered into any material transaction other than in the ordinary course of business; (ii) there has not been any change in the financial condition, net income, assets, liabilities, operations or business of the Company other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse; (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of, or any repurchase or acquisition of, the capital stock of the Company; (iv) the Company has not issued any securities or options to purchase any securities of any nature whatsoever; (v) the Company has not increased the compensation, commissions, bonuses or other remuneration payable to any officer, director, employee or to any other person or entity, whether now or hereafter payable, except in the ordinary course of business, nor paid any bonuses to any Shareholder except as disclosed in the Company's Financial Statements or contemplated by this Agreement, (vi) there has not been any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, properties or business of the Company; (vii) the Company has not made any capital expenditure or commitment in excess of $5,000 for additions to property, plant or equipment; (viii) the Company has not made any loan or advance to any person or entity, other than advances to commission salespersons in the ordinary course of business; guaranteed any obligation or liability of any person or entity, including (without limitation) any guaranties of any contracts or leases, or given any indemnification to any


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person  or  entity;  (ix) the  Company  has not made any sale,  assignment  or transfer of, additions to or transactions involving any tangible asset other than in the ordinary course of business; (x) the Company has not made any change in its method of accounting or accounting practices, including (without limitation) any change in depreciation or amortization policies or rates;
(xi) the Company has not granted any waiver or release of any material claim or right, or canceled any material debt or claim held by it; (xii) the Company has not amended or terminated any material contract, agreement or license to which it is a party; (xiii) the Company has not agreed, in writing or otherwise, to do or permit any of the foregoing.

     5.16 Litigation. Schedule 5.16 sets forth a complete and accurate description of all orders, decrees, writs or injunctions of any court or governmental body applicable specifically to the Company and all legal actions, suits, arbitrations, condemnation actions or other proceedings pending or, to the knowledge of the Shareholders, threatened against the Shareholders with respect to their Shares or against the Company or any of its properties, assets or business except for such matters which would not materially and adversely affect, individually or in the aggregate, the Company's business, properties or assets as a whole. The Company has no knowledge of any facts that might result in any other material action, suit, arbitration or proceeding. Schedule 5.16 also summarizes all claims and proceedings that have been made against the Company since January 1, 1996.

     5.17 Compliance With Laws. To the best of each of the Shareholders' knowledge, there are no existing violations of federal, state or local laws, ordinances, rules, codes, regulations or orders by the Company which are reasonably likely to materially affect the properties, assets or business of the Company. The Company is not subject to any restriction, judgment, order, writ, injunction, decree or award, which materially and adversely affects or is likely to materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Company.

     5.18 Contracts and Agreements. Schedule 5.18 sets forth a complete and accurate description of all material contracts and agreements not previously scheduled to which the Company is a party or by which it or any of its property is bound. All such contracts and agreements are in full force and effect and neither the Company nor, to each Shareholder's knowledge, the other parties thereto are in breach of any of the provisions thereof. Except as set forth on Schedule 5.18, the Company is not a party to any contract or agreement which materially and adversely affects or is likely to materially or adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Company.

     5.19 Employee Benefit Plans. Schedule 5.19 sets forth a complete and accurate description of all pension, profit sharing, bonus, deferred compensation, percentage compensation, severance pay, retirement, health, stock option, stock buy-in, insurance and other employee benefit plans and arrangements binding upon the Company. The Company has complied with the provisions of and has performed the obligations required of it under such plans and arrangements, and the Company is not in default under any provision thereof in any material respect. There have been no material defaults, breaches or omissions by the Company or any fiduciary under any of these plans or arrangements.

     5.20 Insurance. Schedule 5.20 sets forth a complete and accurate description of all insurance maintained by the Company and summarizes the coverage provided by each of the insurance policies, including (without limitation) whether the insurance policies are "claims made" or "occurrence" policies. All of the insurance is in full force and effect, and the Company will keep such insurance in full force and effect until the Closing Date.

     5.21 Personnel. Schedule 5.21 sets forth a complete and accurate list of all employees of the Company as of the date indicated thereon and all independent contractors regularly performing services on behalf of the Company and their respective rates of compensation, including any salary, bonus or other payment arrangement made with any of them. Except as disclosed in
Schedule 5.21, the Company does not have any employment agreements or contracts between the Company and any person or entity. The Company is not a party to or bound by any collective bargaining agreement, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining dispute. There are no unions representing any employees of the Company. The Company has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. The Company has paid or has made provision for the payment of all compensation due any person or entity and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the compensation of its employees.

     5.22 Accounts Receivable. Schedule 5.22 sets forth a complete and accurate list of all accounts and notes receivable of the Company as of March 31, 1999 and an aging analysis of such accounts. All receivables of the Company are valid and enforceable claims, and collectible, arose in the ordinary course of business, require no further performance by the Company and, are not subject to claims or offset.

     5.23 Delivery of Documents. Complete and accurate copies of all written instruments listed or described on the schedules have been or will be furnished or made available to Umpqua. The Company will make available to Umpqua, to the extent requested by Umpqua, all books, records and facilities of the Company.

     5.24 Powers of Attorney; Authorized Signatories. The Company has provided to Umpqua (i) the names and addresses of all persons holding a power of attorney on behalf of the Company, and (ii) the account numbers and names of all banks or other financial institutions in which the Company currently has an account, deposit or safe deposit box, with the names of all persons authorized to draw on the accounts or deposits or to have access to the boxes.

     5.25 Full Disclosure. The representations and warranties by the Shareholders in this Agreement and in the schedules attached hereto, and the other statements in writing and information furnished or to be furnished to Umpqua by or on behalf of the Company or the Shareholders in connection with the transactions contemplated by this Agreement, taken as a whole, do not and will not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained herein not misleading.

     5.26 Continuation of Business. The Shareholders know of no reason why the Company cannot continue its business in all material respects in the same manner following the execution of this Agreement and the Closing as it has been operated prior thereto, except to the extent that Umpqua causes the business of the Company to change following the Closing.

     5.27 Y2K Compliance. The Company has addressed the Y2K issue, tested all systems and all Company systems are year 2000 compliant in all respects, except those systems specifically set forth in Schedule 5.27.

6.   REPRESENTATIONS AND WARRANTIES OF UMPQUA

     Umpqua represents and warrants to the Shareholders as follows:

     6.1 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of Umpqua and this Agreement has been duly executed and delivered by Umpqua. Umpqua has all necessary corporate authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a valid and legally binding obligation of Umpqua, enforceable against Umpqua in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity

(regardless of whether such enforceability is considered in a proceeding in equity or at law). Umpqua has the complete and unrestricted right, power and authority to execute this Agreement and perform its covenants in accordance with this Agreement.

     6.2 Incorporation. Umpqua is duly organized and validly existing under the applicable laws of the state of its incorporation and has all necessary power and authority to own, lease and operate its properties and assets and to conduct its business as its business is now being conducted. Umpqua is qualified to do business and is in good standing in each state in which it transacts business.

     6.3 No Conflicts. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof will violate, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default or an event which, with notice or lapse of time or both, would constitute a default under, the articles of incorporation or bylaws of Umpqua, any contract, agreement, mortgage, deed of trust or other instrument or obligation to which Umpqua is bound or violate any provision of any applicable law or regulation or of any order, decree, writ or injunction of any court or governmental body, or result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever on any property or asset of Umpqua.

     6.4 Consents. Except as set forth in Schedule 6.4, no consent from, or other approval of, any governmental entity or agency or any other person or entity is necessary in connection with the execution, delivery or performance of this Agreement by Umpqua.

     6.5 Compliance With Laws. To the best of Umpqua's knowledge, there are no existing violations of federal, state or local laws, ordinances, rules, codes, regulations or orders by Umpqua which are reasonably likely to materially affect the properties, assets or business of Umpqua. To the best of Umpqua's knowledge, Umpqua is not subject to any restriction, judgment, order, writ, injunction, decree or award, which materially and adversely affects or is likely to materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of Umpqua.

     6.6 Full Disclosure. The representations and warranties by Umpqua in this Agreement and in the schedules provided herewith, and the other statements in writing and information furnished or to be furnished to the Shareholders by or on behalf of Umpqua in connection with the transactions contemplated by this Agreement, taken as a whole, do not and will not contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein not misleading.

7.   COVENANTS

     Umpqua, the Shareholders and the Company agree that:

     7.1 Undertaking. The Shareholders, the Company and Umpqua mutually agree to cooperate and use commercially reasonable good faith efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and governmental bodies as may be necessary to consummate the transactions contemplated by this Agreement. It will be Umpqua's responsibility to file or prepare for filing all required consents or applications to permit this transaction to be consummated except for the NASD application and notice requirements which will be the Company's responsibility.

     7.2 Conduct of Business by the Company Prior to the Closing Date. The Company and the Shareholders shall cause the Company to conduct its operations according to the ordinary and usual course of business reasonably consistent with past and current practices, to use commercially reasonable good faith efforts to maintain and preserve its assets, properties, insurance policies, business organization, and advantageous business relationships and to retain the services of its officers, employees, agents and independent contractors, and shall not allow the Company to engage in any practice, take any material action, or enter into any material transaction outside of the ordinary course of business.

     7.3 Umpqua's Examination. The Company and the Shareholders shall cause the Company to permit representatives of Umpqua to have full access to and to examine, at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, the books, records, properties and assets of the Company.

     7.4 Notice of Changes. The Company shall give prompt written notice to Umpqua of any material adverse change in the financial condition, net income, assets, liabilities, operations or business of the Company. Umpqua shall give prompt written notice to the Shareholders of any material adverse change in the financial condition, net income, assets, liabilities, operations or business of Umpqua.

     7.5 Further Assurances. From time to time at or after the Closing, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

     7.6 Release of Guarantees. All guarantees by the Company of the indebtedness or obligations of any other party or person shall be released, discharged or terminated prior to or at Closing.

     7.7 Update of Representations. If any party to this Agreement becomes aware of any breach of the representations and warranties contained herein, whether made by such party or any other party, such party shall notify all other parties, by the delivery of a new or revised Schedule disclosing the facts constituting such breach or otherwise. The non-breaching parties shall be entitled to exercise any right they may have to terminate this Agreement on the basis of such breach, but if they elect to proceed with the Closing rather than terminating, the breach so disclosed and all remedies in respect thereof shall be deemed to have been waived.

     7.8 Payment of Debt from Shareholder. Prior to or contemporaneous with Closing, the Shareholders shall pay off all indebtedness owing to the Company, net of any amounts owed by the Company to the Shareholders.

     7.9 Long Term Bonus Pool. Umpqua will cause the Company to establish a "Long Term Bonus Pool" ("LTBP"). The first LTBP will consist of 20% of the amount by which the Company's Adjusted Net Income exceeds the Target Adjusted Net Income from the Closing Date through December 31, 2001.

     The second LTBP will consist of 28% of the amount by which the Company's Adjusted Net Income exceeds the Target Adjusted Income from January 1, 2002 through the fifth anniversary of the Closing Date. All amounts in the LTBP will be paid to eligible participants within 10 days of the determination of the amounts in the pool.

     The person  entitled to  participate  in the LTBP will be as set forth in
Schedule 7.9. Umpqua shall have final approval on the distribution of the LTBP among the participants upon consultation with management of the Company. The LTBP will replace all existing bonus, incentive, profit sharing or other deferred compensation arrangements of the Company except for a 401(k) plan and the Company's commitment to match up to 25% of the employee contribution (up to a maximum match of $2,500 per person).

     7.10 Commission Schedule. Without the consent of Umpqua, the existing commission pay-out schedule applicable to the Company's licensed brokers will not be increased following Closing. During the five years following Closing, Umpqua will not cause the Company to reduce the existing commission pay-out schedule to existing non-Shareholders employees who have signed the Broker Agreement. Further, Umpqua shall not cause the Company to reduce the pay-out to Shareholder employees without the consent of at least a majority of the Shareholders then employed by the Company or unless the Company fails to achieve, commencing for periods following January 1, 2000, Adjusted Net Income during a six month period of at least $125,000. If such commission is adjusted, Umpqua will meet on a quarterly basis with the Shareholder employees to determine if such commissions can be increased, should stay at the same level, or be reduced further. In the event of a Take-Over, the existing commission pay-out schedule will not be lowered with respect to current brokers for a period of not less than two years.

     7.11 Stock Options. Promptly following Closing, Umpqua shall grant nonqualified stock options to the persons, in the amounts and subject to the vesting as set forth in Schedule 7.11. Further, Umpqua will reserve options with respect to 30,000 additional shares of Umpqua common stock for future grants to motivate existing non-shareholder brokers and recruit new brokers who may join the Company during the five years after Closing. The grant of these options shall be made at the recommendation of the Shareholders then with the Company, subject to the reasonable approval of Umpqua.

     7.12 South Umpqua Investments. Promptly following Closing, Umpqua will contribute or cause to be contributed the operating assets, books and records, personnel and current customer relationships of SUI to the Company, not including securities held by such subsidiary for its own account.

     7.13 Payment of Bonuses. On or prior to Closing, the Company shall accrue for the payment of bonuses for the period of January 1, 1999 through Closing but only to the extent such bonuses shall not exceed Net Income for the period. Payment of such bonuses shall be effected within 30 days of Closing except for an accounting adjustment reserve fund which shall be established in the amount of $40,000. This accounting adjustment reserve fund will be charged or credited with accounting adjustments with respect to the period of January 1, 1999 to Closing. Final payment of this accounting reserve fund net balance will be made 90 days after Closing.

8.   CONDITIONS PRECEDENT TO OBLIGATION OF UMPQUA

     The obligation of Umpqua to effect the transactions contemplated by this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by Umpqua:

     8.1 Representations, Warranties of the Shareholders and Covenants of the Company and the Shareholders. All representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties were made on the Closing Date, except to the extent that such representations and warranties expressly relate to any earlier date, and the Company and the Shareholders shall have performed and complied in all material respects with all the covenants and agreements and satisfied in all material respects all the conditions required by this Agreement to be performed, complied with or satisfied by the Company and each of the Shareholders on or prior to the Closing Date. The Company and each of the Shareholders must have delivered to Umpqua a certificate dated as of the Closing Date certifying that this condition has been fulfilled.

     8.2 No Adverse Change. No material adverse change in the financial condition, net income, assets, liabilities, operations or business of the Company shall have occurred.

     8.3 Third Party Approvals. This Agreement and the transactions contemplated by this Agreement shall have received all required material approvals and consents from all Company lessors, and federal, state or local regulatory agencies whose consent is required and copies of such approvals and consents shall have been delivered to Umpqua.

     8.4 Broker Agreements. The Company will have secured executed Broker Agreements substantially in the form of Schedule 8.4 from all licensed brokers of the Company who are not Shareholders.

     8.5 Employment Agreement. The Company will have secured an executed Employment Agreement substantially in the form of Schedule 8.5 from the employee.

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS

     The obligations of the Shareholders and the Company to effect the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by the Company or by the Shareholders:

     9.1 Representations, Warranties and Covenants of Umpqua. All representations and warranties of Umpqua contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties were made on the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, and Umpqua shall have performed and complied in all material respects with all of the covenants and agreements and satisfied in all material respects all the conditions required by this Agreement to be performed, complied with or satisfied by Umpqua on or prior to the Closing Date. Umpqua must have delivered to the Company a certificate dated as of the Closing Date certifying that this condition has been fulfilled.

     9.2 No Adverse Changes. No material adverse change in the financial condition, net income, assets, liabilities, operations or business of Umpqua shall have occurred.

     9.3 Third Party Approvals. This Agreement and the transactions contemplated by this Agreement shall have received all required material approvals and consents from all Company lessors, and federal, state or local regulatory agencies whose consent is required, and copies of such approvals and consents shall have been delivered to the Company.

10.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All representations and warranties made in this Agreement or in any certificate, exhibit, document, or instrument furnished in connection with this Agreement shall survive the Closing. Notwithstanding any investigation or examination conducted before or after the Closing or the decision of any party to complete the Closing, subject to the provisions of Section 7.7 each party shall be entitled to rely upon the representations and warranties set forth in this Agreement. Under no circumstance shall the representation and warranties of the parties contained in this Agreement incur to the benefit of the others for more than three (3) years from the date of Closing (but six (6) years for any Claim based upon fraud). (the "Survival Period").

11.  INDEMNIFICATION

     11.1 General Indemnity. The Shareholders agree to jointly and severally indemnify, defend and hold harmless the Company and Umpqua and their respective successors and assigns (the "Umpqua Indemnified Parties") from and against any claims, damages, liabilities, loss, penalties, actions, suits, proceedings, demands, assessments, costs and expenses, including reasonable attorneys fees and expenses of investigation ("Claims"), incurred by any Umpqua Indemnified Party arising from or related to (i) any breach of any representation or warranty made by the Company or the Shareholders in this Agreement of which notice is given to the Shareholders by the Umpqua Indemnified Parties prior to the expiration of the Survival Period for such representation or warranty or (ii) any breach of any covenant or agreement made by the Company or the Shareholders in this Agreement, to the extent, in the case of the Company, that such covenant or agreement was to be performed at or before the Closing. Umpqua agrees to indemnify, defend and hold harmless the Shareholders and their respective successors and assigns (the "Shareholder Indemnified Parties") from and against any Claims incurred by any Shareholder Indemnified Party arising from or related to (i) any breach of any representation or warranty made by Umpqua in this Agreement of which notice is given to Umpqua by the Shareholder Indemnified Parties prior to the expiration of the Survival Period for such representation or warranty or (ii) any breach of any covenant or agreement made by Umpqua in this Agreement.

     11.2 Defense of Claims. Each of the Shareholder Indemnified Parties and the Umpqua Indemnified Parties (an "Indemnified Party") shall promptly notify the indemnifying party of any Claim against which indemnification will be sought hereunder. If the Claim involves a claim, investigation, demand, action or suit by a third party, including a governmental authority, the indemnifying party shall have the right to defend the claim with counsel of their choosing, but the Indemnified Party shall be entitled to participate in the defense at its expense. If the indemnifying party does not assume the defense of the Claim, the Indemnified Party may do so, but the indemnifying party will have the right to participate in the defense at their expense. The party defending a Claim shall not settle the Claim without the consent of the other party or parties, which consent shall not be unreasonably withheld.

     11.3 Limitations. Any amount against which an Indemnified Party is entitled to be indemnified hereunder shall be reduced by (i) the amount of any insurance proceeds available to such Indemnified Party in respect of the matter giving rise to a Claim, and (ii) any recoveries from third parties in respect of the Claim or the facts underlying the Claim. Further, no Indemnified Party shall make a Claim for indemnification unless the basis for a Claim is $10,000. Notwithstanding the forgoing, if the basis for a Claim is less than $10,000, one or more Claims may be aggregated providing the aggregate amounts exceed $20,000. The $10,000 and $20,000 sums are one-time deductible amounts.

12.  TERMINATION

     12.1 Mutual Consent. This Agreement may be terminated by the written consent of the parties.

     12.2 By Umpqua. This Agreement may be terminated by written notice of termination given by Umpqua to the Company and the Shareholders (i) if the Company or the Shareholders default in any material respect in the observance of or in the due and timely performance by them of any of the agreements and covenants contained herein, (ii) if any of the warranties and representations of the Company or the Shareholders contained herein are false in any material respect, or (iii) if the conditions of this Agreement to be complied with or performed by the Shareholders or the Company at or before Closing are not complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance is not waived by Umpqua.

     12.3 By the Company or Shareholders. This Agreement may be terminated by written notice of termination given by the Company to Umpqua if (i) Umpqua defaults in any material respect in the observance of or in the due and timely performance by Umpqua of any agreements and covenants of Umpqua contained,
(ii) any of the representations and warranties of Umpqua contained herein are false in any material respect or (iii) the conditions of this Agreement to be complied with or performed by Umpqua at or before Closing are not complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance is not waived by the Company.

     12.4 Effect of Termination.  Upon any termination of this Agreement under
Section 12.1, no party to this Agreement shall have any liability or obligation hereunder. Upon any termination of this Agreement under Section
12.2 or 12.3, neither party shall have any prospective obligation hereunder, but each party shall have, if otherwise available, the remedy of specific enforcement, prior to termination.

13.  DISPUTE RESOLUTION

     13.1 Mediation. The parties hope there will be no disputes arising out of this transaction. To that end, each commits to cooperate in good faith and to deal fairly in performing its duties under this Agreement in order to accomplish their mutual objectives and avoid disputes. But if a dispute arises, the parties agree to resolve all disputes by the following alternate dispute resolution process. The parties will seek a fair and prompt negotiated resolution, but if this is not successful, all disputes shall be resolved by binding arbitration; provided, however, that during this process, at the request of either party made not later than twenty-five (25) days after the initial arbitration demand, the parties will attempt to resolve any dispute by non-binding mediation (but without delaying the arbitration hearing date). The parties recognize that negotiation or mediation may not be appropriate to resolve some disputes and agree that either party may proceed with arbitration without negotiating or mediating. The parties confirm that by agreeing to this alternate dispute resolution process, they intend to give up their right to have any dispute decided in court by a judge or jury.

     13.2 Binding Arbitration. Any claim between the parties arising out of or relating to this Agreement shall be determined by arbitration in Portland, Oregon (or some other place as the parties may agree). The arbitration shall be conducted before one neutral arbitrator; provided, however, that if either party demands a total award greater than $250,000, including interest, attorneys' fees and costs, then either party may require that there be three
(3) neutral arbitrators. If the parties cannot agree on the identity of the arbitrator(s) within ten (10) days of the arbitration demand, the arbitrator(s) shall be selected by the administrator of the American Arbitration Association (AAA) office having jurisdiction over Portland, Oregon from its Large, Complex Case Panel (or have similar professional credentials). Each arbitrator shall be an attorney with at least fifteen (15) years' experience in corporate law. Whether a claim is covered by this Agreement shall be determined by the arbitrator(s). All statutes of limitations which would otherwise apply to a court proceeding shall apply equally to any arbitration proceeding hereunder.

     13.3 Procedures. The arbitration shall be conducted in accordance with the AAA Commercial Arbitration Rules with Expedited Procedures, as modified by this Agreement. There shall be no dispositive motion practice. As may be shown to be necessary to ensure a fair hearing, the arbitrator(s) may authorize limited discovery, and may enter pre-hearing orders regarding (without limitation) scheduling, document exchange, witness disclosure and issues to be heard. The arbitrator(s) shall not be bound by the rules of evidence or of civil procedure, but may consider such writings and oral presentations as reasonable business people would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their case by written declaration or such other manner of presentation as the arbitrator(s) may determine to be appropriate. The parties intend to limit live testimony and cross-examination to the extent necessary to ensure a fair hearing on material issues.

     13.4 Hearing and Award. The arbitrator(s) shall take such steps as may be necessary to hold a private hearing within ninety (90) days of the initial demand for arbitration and to conclude the hearing within three (3) days; and the arbitrator(s)'s written decision shall be made not later than fourteen
(14) calendar days after the hearing. The parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the arbitrator(s) may for good cause afford or permit reasonable extensions or delays, which shall not affect the validity of the award. The written decision shall contain a brief statement of the claim(s) determined and the award made on each claim. In making the decision and award, the arbitrator(s) shall apply applicable substantive law. Absent fraud, collusion or willful misconduct by an arbitrator, the award shall be final, and judgment may be entered in any court having jurisdiction thereof. The arbitrator(s) may award injunctive relief or any other remedy available from a judge, including the joinder of parties or consolidation of this arbitration with any other involving common issues of law or fact or which may promote judicial economy, and may award attorneys' fees and costs to the prevailing party, but shall not have the power to award punitive or exemplary damages. If the arbitration is conducted by three arbitrators, the decision and award of the arbitrators need not be unanimous; rather, the decision and award of two arbitrators shall be final.

14.  NONDISCLOSURE, NON-COMPETE, AND NON-SOLICITATION

     14.1 Nondisclosure. Shareholders acknowledge that the identity or trading practices of customers or prospective customers of the Company, sales techniques, trading practices, asset allocation methods, security selection techniques and other information and practices of the Company constitute "Trade Secrets" which are confidential and proprietary to the Company. Additionally, by virtue of certain Shareholder's employment with the Company, such Shareholders have had and will continue to have access to information that is confidential and proprietary to the Company's customers and other third persons. Shareholders therefore agrees that Shareholders:

          14.1.1 will not, at any time, without the express written consent of the Company, disclose, publish or divulge to any person, firm, or corporation any of said Trade Secrets except in accordance with express instruction or permission of the Company;

          14.1.2 will not use, directly or indirectly, for Shareholder's own benefit or the benefit of any other person, firm, or corporation any of said Trade Secrets;

          14.1.3 will treat confidentially all documents involving said Trade Secrets that are delivered or made available to any Shareholder as a necessary part of Shareholder's responsibilities as an employee of the Company, whether or not they are identified or marked by the Company as proprietary or confidential documents, and will not reproduce or use such documents without appropriate authority;

          14.1.4 will not advise others of said Trade Secrets known or used by the Company or others associated with the Company;

          14.1.5 will not, following his leaving the employ of the Company, accept employment where the duties under such employment would require or would pose a reasonable likelihood of requiring Shareholder to use or disclose said Trade Secrets; and

          14.1.6 will  equally  abide by the  restrictions  set forth above in
     Section 14.1.1 through 14.1.6, inclusive, as to any information that is proprietary and confidential to third persons and that was divulged to Shareholder by virtue of his employment with the Company.

     Provided,  however,  upon  satisfaction  of the  covenants  set  forth in
Section 14.2 and 14.3, the identity of such Shareholder's customers will no longer be deemed a Trade Secret.

     14.2 Non-Compete. For a term of five (5) years following the Closing Date (but in no case longer than two years following a Take-Over), Shareholders will not, directly or indirectly, within the state of Oregon or Clark County Washington, own, operate, manage, control, participate in the ownership, management, operation or control of or be paid or employed by or acquire any interest in or securities of or otherwise become associated with or provide assistance to, as an employee, consultant, director, officer, shareholder, partner, agent, associate, principal, representative or any other capacity, any business entity engaged in the sale of investment securities.

     14.3 Non-Solicitation and Acceptance of the Company Customers and Employees. Shareholders agrees that for a period of the greater of (i) five
(5) years from the Closing Date; or (ii) one (1) year following termination of employment, (but in no case longer than two years following a Take-Over) Shareholders will not, without the prior written consent of the Company which consent may be withheld by the Company in the Company's sole discretion, directly or indirectly solicit, influence, or assist anyone in the solicitation or influencing of (a) any customer of the Company or Umpqua for the purpose of causing, encouraging, or attempting to cause or encourage such customer to divert its current, ongoing, or future business from the Company or Umpqua or to accept any brokerage business from such customers; or (b) any other employee of the Company or Umpqua for the purpose of causing, encouraging, or attempting to cause or encourage such other employee to leave the employment of the Company or Umpqua. Without limiting the foregoing, it is understood and agreed that any written or oral communication to a customer or employee of the Company or Umpqua which announces Shareholder's departure from the Company or which announces Shareholder's new employment, business address, phone number or email address shall constitute a solicitation of such customer or employee.

     14.4 Consideration Paid. It is understood that the covenants given in this Section 14 are given to ensure that Umpqua acquires the goodwill of the business of the Company and are an integral part of this Agreement. The parties agree that a total of $200,000 of the Initial Purchase Price is allocated to these covenants which shall be allocated for tax purposes to the Shareholders in proportion to their stock holdings set forth on Schedule 2.1.

     14.5 Enforcement. In the event of any breach of this Section 14 by Shareholder or any threatened or attempted breach by Shareholder of the nondisclosure, non-compete, non-solicitation and non-acceptance obligations set forth above in Subsection 14.1.1 through 14.1.4, the Company will be entitled to injunctive relief against Shareholder and the parties hereby agree that the amount of any bond for damages to be posted by the Company in seeking such injunction will be Five Hundred Dollars ($500); provided, however, that this provision will in no way limit or be evidence of the amount of damages to the enjoined party. Nothing herein will be construed as precluding or limiting any other remedies available hereunder or at law or in equity for any breach or threatened or attempted breach of this Section, including the recovery of damages.

15.  GENERAL PROVISIONS

     15.1 Entire Agreement. This Agreement and the exhibits and schedules hereto constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter of this Agreement. There are no agreements, understandings, restrictions, warranties, representations between the parties relating to the subject matter hereof other than those set forth in this Agreement.

     15.2  Schedules.  The   exhibits  attached  and  the  schedules  provided
pursuant to this Agreement are made a part of this Agreement by this reference.

     15.3 Publicity. The parties hereto agree that no public release or announcement concerning the terms of the transactions contemplated by this Agreement shall be issued by any party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law.

     15.4  Amendment.  This   Agreement  may  not  be  amended,   modified  or
terminated except by an instrument in writing signed by all parties to this Agreement.

     15.5 Construction. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter gender thereof or to the plurals of each, as the identity of the person or persons or the context may require. The descriptive headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision contained in this Agreement.

     15.6 Invalidity. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, void or unenforceable provision while still remaining valid and enforceable; and the remaining terms or provisions contained herein shall not be affected thereby.

     15.7 Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties to this Agreement shall be responsible for its own costs and expenses incurred in connection with the preparation and negotiation of this Agreement and the transactions contemplated hereby.

     15.8 Binding Effect and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. No party may assign any of their rights or delegate any of their obligations hereunder. Any assignment in violation hereof shall be void.

     15.9 Applicability of Exceptions and Disclosure. All facts and agreements disclosed in the Exhibits and Schedules to this Agreement shall be deemed to be disclosed for all purposes of this Agreement and to constitute exceptions not only to the representations and warranties in the specific Sections that refer to such Exhibits or Schedules, but also to all other representations and warranties to which such disclosures are relevant.

     15.10 Notices.  All  notices and other communications  hereunder shall be
(i) in writing, dated with the current date of such notice, and signed by the party giving such notice, and (ii) mailed, postpaid, registered or certified, return receipt requested, addressed to the party to be notified, or delivered by personal delivery or by overnight courier. Notice shall be deemed given when received by the party to be notified or when the party to be notified refuses to accept delivery of the notice. The initial addresses of the parties shall be as follows:

            If to Umpqua:     Umpqua Holdings Corporation
                              445 S.E. Main Street
                              Roseburg, Oregon 97470
                              Attn:  Ray Davis

            With a copy to:   Foster Pepper & Shefelman LLP
                              101 S.W. Main Street, 15th Floor
                              Portland, Oregon 97204
                              Attn:  Kenneth E. Roberts

            If to the Company:Strand, Atkinson, Williams & York,
                              Incorporated
                              720 S.W. Washington
                              Portland, OR  97205
                              Attn:  Jan Jansen

            With a copy to:   Brownstein Rask Arenz Sweeney Kerr & Grim LLP
                              1200 S.W. Main Street
                              Portland, OR  97204

            If to the
            Shareholders:     Jan Jansen              John York
                              340 Berwick             4225 NE Alameda
                              Lake Oswego, OR 97034   Portland, OR 97213

                              Douglas Strand          Robert Atkinson
                              7300 SW Ridgemnont St.  2020 SW Market, Suite 402
                              Portland, OR 97225      Portland, OR 97201

                              Peter Williams
                              6222 SE 30th
                              Portland, OR 97202


     The parties hereto shall have the right from time to time to change their respective addresses by written notice to the other parties.

     15.11 Definition of Knowledge.  As used in this Agreement,  the Company's
and  the  Shareholders'   "knowledge"  shall  include  the  knowledge  of  the
Shareholders.

     15.12 Remedies. Except as may be expressly set forth in this Agreement, none of the remedies provided for in this Agreement shall be the exclusive remedy of either party for a breach of this Agreement. The parties hereto shall have the right to seek any other remedy at law or in equity in lieu of or in addition to any remedies provided for in this Agreement.

     15.13 Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     15.14 Governing Law. This Agreement shall be construed, enforced and governed in accordance with the laws of the State of Oregon.

     15.15 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

     15.16 No Strict Construction. The parties and their counsel have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                UMPQUA HOLDINGS CORPORATION

                                By: /s/ Raymond P. Davis
                                    ------------------------------------------

                                 STRAND, ATKINSON, WILLIAMS & YORK,
                                 INCORPORATED

                                By: /s/ Jan Jansen
                                    ------------------------------------------
                                    Jan Jansen, President

                                SHAREHOLDERS

                                /s/ Jan Jansen
                                ----------------------------------------------
                                Jan Jansen

                                /s/ Douglas Strand
                                ----------------------------------------------
                                Douglas Strand

                                /s/ John York
                                ----------------------------------------------
                                John York

                                /s/ Peter Williams
                                ----------------------------------------------
                                Peter Williams

                                /s/ Robert Atkinson
                                ----------------------------------------------
                                Robert Atkinson

                               AMENDMENT NO. 1
                                      TO
                           STOCK PURCHASE AGREEMENT

     This is an amendment (the "Amendment") to the STOCK PURCHASE AGREEMENT dated effective May 10, 1999, by and between UMPQUA HOLDINGS CORPORATION, an Oregon corporation ("Umpqua"); JAN JANSEN, DOUBLAS STRAND, JOHN YORK, PETER WILLIAMS AND ROBERT ATKINSON (collectively, the "Shareholders"); and STRAND, ATKINSON, WILLIAMS & YORK, INCORPORATED, an Oregon corporation (the "Company").

                              R E C I T A L S :

     References made to that certain Stock Purchase Agreement dated effective May 10, 1999 (the "Agreement") by and between the parties to this Amendment. Except as specifically amended or supplemented by this Amendment, all provisions of the Agreement continue to be effective and are incorporated hereby this reference.

1.   Modifications of Adjusted Net Income Thresholds and Targets

     In connection with the acquisition of the Company by Umpqua, initial approval from the Federal Reserve Board is expected to include the right for the Company to engage only in "tier 1" and exempt activities expressly deemed to be closely related to banking. The parties estimate that unless and until the Company receives permission to engage in "tier 2" activities, its opportunity to achieve its gargeted and threshold income levels will be moderately affected. Accordingly, the parties agree that for every month (or pro rata portion of any such month) in which the Company is not permitted to engage in "tier 2" activities, the net Income targets either for purposes of the Contingent Purchase Price calculations or achieving the Target Adjusted Net Income levels, will be reduced by $3,200 per month. Once such tier 2 authority has been received, the thresholds and targets will again revert to the levels set forth in the Agreement.

2.   Extension of Closing Date

     The parties agree that the outside Closing Date (absent a further mutual agreement to the contrary) shall be extended to November 30, 1999.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of July 12, 1999.

                                        UMPQUA HOLDINGS CORPORATION

                                        By: /s/ Raymond P. Davis
                                            ----------------------------------

                                        STRAND, ATKINSON, WILLIAMS & YORK,
                                        INCORPORATED

                                        By: /s/ Jan Jansen
                                            ----------------------------------
                                            Jan Jansen, President

                                        SHAREHOLDERS


                                        /s/ Jan Jansen
                                        --------------------------------------
                                        Jan Jansen

                                        /s/ Douglas Strand
                                        --------------------------------------
                                        Douglas Strand

                                        /s/ John York
                                        --------------------------------------
                                        John York

                                        /s/ Peter Williams
                                        --------------------------------------
                                        Peter Williams

                                        /s/ Robert Atkinson
                                        --------------------------------------
                                        Robert Atkinson



                                      2